UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 9, 2007
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

145 Belmont Drive, Somerset, New Jersey, 08873
Address of principal executive offices, including zip code

(732) 271-9090
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿠	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
࿠	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
࿠	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
࿠	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On April 9, 2007, EMCORE Corporation, a New Jersey corporation ("EMCORE"), delivered a letter to WorldWater and Power Corp., a Delaware corporation ("WorldWater") (the "EMCORE Letter") in which EMCORE advised WorldWater that subject to the matters set forth therein, EMCORE would make additional investments in WorldWater. Subject to signing definitive agreements, EMCORE committed to (1) purchase 5,000,000 shares of WorldWater's common stock at $0.50 per share, with a five year warrant to purchase 1,250,000 shares of the WorldWater's common stock at $0.50, under the terms of a Confidential Private Placement Memorandum prepared by WorldWater and dated as of March 2007 (the "Private Placement Investment") and (2) complete the $4,500,000 Tranche B investment (the "Tranche B Investment", and together with the Private Placement Investment, the "Investments" ) previously agreed to in the Investment Agreement, dated November 29, 2006 between EMCORE and WorldWater (the "Investment Agreement"); provided that the purchase of shares pursuant to the Tranche B Investment will occur at a purchase price of $0.40 per share and EMCORE will be entitled to 25% warrant coverage at $0.40 per share. The Investment Agreement was filed as an exhibit with EMCORE's Current Report on Form 8-K filed on December 5, 2006 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: April 13, 2007	By: /s/ Adam Gushard Name: Adam Gushard Title: Interim Chief Financial Officer